      1                                            Exhibit (24)b
                                                  AT&T Form 10-K




     I certify that the following is a true and correct copy of a resolution adopted by the Board of Directors of AT&T Corp. at a meeting held on March 15, 1995.

          RESOLVED: that the form of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, submitted to the meeting, is approved, and each of the officers and directors of the Company signing the Form 10-K is authorized to execute such report, personally or by attorney-in-fact, in the name of and on behalf of the Company, and to file such report with the Securities and Exchange Commission, with such changes therein as the officers and directors signing such report shall approve, such approval to be conclusively evidenced by the signing thereof, and to cause to be filed any amendments or supplements to the foregoing, and to do all other acts and things, and to execute, personally or by attorney-in-fact, any and all other documents necessary or advisable in connection therewith.



                       ORIGINAL SIGNED BY
                       MARILYN J. WASSER

                            Secretary